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                                                            Exhibit 10(h)












                                 WELLMAN, INC.


                     MANAGEMENT INCENTIVE COMPENSATION PLAN


                              EXECUTIVE GROUP






















NOVEMBER, 1992

                       TABLE OF CONTENTS


ARTICLE I     NAME

ARTICLE II    STATEMENT OF PURPOSE

ARTICLE III   PLAN ADMINISTRATION

ARTICLE IV    PARTICIPATION

ARTICLE V     DEFINITIONS

ARTICLE VI    DESCRIPTION OF BONUS BANK

ARTICLE VII   CHANGE IN STATUS DURING THE PLAN YEAR

ARTICLE VIII  GENERAL PROVISIONS

ARTICLE IX    LIMITATIONS

                              ARTICLE I

                                 NAME

    The Plan shall be known as the "Wellman, Inc. Management
Incentive Compensation Plan."

                              ARTICLE II

                         STATEMENT OF PURPOSE

    2.1 The purpose of the Plan is to provide a system of incentive compensation which will promote the maximization of shareholder value over the long-term. In order to align management incentives with shareholder interests, this Plan will tie incentive compensation to Economic Value Added (EVA) and, thereby, reward management for increasing value and penalize management for reducing value.

    2.2. EVA is the performance measure of value creation. EVA reflects the benefits and cost of capital employed. Managers create value when they employ capital in an endeavor that generates a return that exceeds the cost of the capital employed. Managers destroy value when they employ capital in an endeavor that generates a return that is less than the cost of capital employed.

                             ARTICLE III

                         PLAN ADMINISTRATION

    3.1 The Incentive Compensation Committee ("Committee") shall be responsible for the design, selection of Participants, administration, and interpretation of the Plan. The Committee will consist of the President and Chief Executive Officer, the Vice President and Chief Financial Officer, and the Vice President of Administration.

    3.2 This Plan may be amended, suspended or terminated at any time at the sole discretion of the Board of Directors of Wellman, Inc. ("Board") upon the recommendation of the Committee, provided, however, that no such change in the Plan shall be effective to eliminate or diminish the distribution of any Award that has been allocated to the Bank of a Participant prior to the date of such amendment, suspension or termination. Notice of any such amendment, suspension or termination shall be given promptly to each Participant.

                              ARTICLE IV

                            PARTICIPATION

    4.1 The Executive Group is comprised of those employees who are primarily Officers, Vice Presidents, and other senior executives identified by the Board of Directors.

    4.2 The committee will nominate and the Board must approve any new employees who are to be included in the Plan.

                              ARTICLE V

                             DEFINITIONS

    5.1 "Plan Year" is the fiscal year of the Company which is the calendar year.

    5.2  "Effective Date" is January 1, 1992.

    5.3 "Eligibility" means the earliest a new participant can be included. This is the first Plan Year following his/her hire date.

    5.4 "Participating Group" means a business division or group of business divisions which are uniquely identified for the purpose of calculating EVA and EVA based bonus awards. Some Participants' awards may be derived from a combination of two or more different Participating Groups. For the purpose of this plan, the initial Participating Groups are listed as follows:

Company (Consolidated)
Fibers Division
Manufactured Products Group
Nonwovens
Bonded Fibers
Engineering Resins
Recycling
Polymer
Wool
New England CRInc.

    5.5 "Capital" means the net investment employed in the operations of each Participating Group. The components of Capital are as follows:

             Accounts Receivable (Net)
             Inventory
             Property, Plant, and Equipment (Net)
             Goodwill and other Assets
    Less:    Accounts Payable*
    Less:    Accrued Liabilities*
    Equals:  Capital

    *Collectively referred to as the non-interest bearing current liabilities (NIBCL's)

    EVA is calculated based on average Capital employed. The annual average Capital is the result of aggregating the ending capital at December 31 of the prior year with the ending capital at the end of each month in the current year and dividing the result by 13.

    5.6 "Cost of Capital" means the weighted average of the before tax cost of debt and equity for the year in question. For 1992, 1993, and 1994 it is fixed at 14.7% percent.

    5.7 "Capital Charge" is the cost of employing Capital in the business of each Participating Group. The Capital Charge equals the following:

            Average Capital
    Times:  Cost of Capital
    Equals: Capital Charge

    5.8 "Net Operating Profit" or NOP means the earnings attributable to the capital employed in the Participating Group.
The components of NOP are as follows:

             Sales/Operating Revenues
    Less:    Cost of Sales/Costs associated with Sales/Revenues
    Less:    Selling, General and Administrative Expenses
    Equals:  Net Operating Profit

    5.9 "Economic Value Added" or EVA means the NOP that remains after subtracting the Capital Charge, expressed as follows:

             NOP
    Less:    Capital Charge
    Equals:  EVA

    EVA may be positive or negative.

    5.10 "Actual EVA" means the EVA as calculated for each Participating Group for the Plan Year in question.

    5.11 "Baseline EVA" means the level of EVA needed for the Group to receive the amount of the Base Unit Value in the year of inception. The Baseline EVA for the 1992 is set at the expected EVA based primarily upon the Annual Operating Plan. After the first year, the Base-Line EVA is revised according to the following formula:

   Baseline EVA = Last Year's Baseline + Last Year's Actual EVA
                                         2

    5.12  "Base Unit Value" means the portion of the Total Unit
Value which is independent of performance corresponding to the Baseline EVA

    5.13 "Performance Unit Value" is the value attached to EVA performance falling above or below the Baseline EVA (Actual EVA less Baseline EVA).

    5.14 "Total Unit Value" is the value per unit, which is determined as the sum of two components:

     Total Unit Value = Base Unit Value + Performance Unit Value

    5.15 "Salary" means the participant's weighted average base salary for the entire Plan Year.

    5.16 "Target Bonus Percentage" is assigned to each Participant by the Committee based on their relative job position.

    5.17 "Number of Units" is calculated by multiplying the Participant's salary times his/her Target Bonus Percentage.

          Number of Units = Salary x Target Bonus Percentage

    5.18 "Individual Award" means the bonus earned* by a Participant in a given year and is calculated by multiplying the Total Unit Value times the Participant's Number of Units.

   Individual Award = Total Unit Value x Number of Units for that
                             Participant

Awards due are paid to Participants in March for the prior Plan Year.

    *Note that if the Total Unit Value is greater than $1.50 for that year, only the $1.50 gets paid that year. The excess goes to the Bonus Bank.

    5.19 The Individual Award associated with the Company Participating Group will not be paid unless there is at least one quarterly payment made to employees under the Wellman, Inc. Profit Sharing Plan. The Individual Award is also reduced by the total amount of Profit Sharing paid to the Participant for the Plan Year. Should there be no quarterly payments under the Profit Sharing Plan, the award associated with the Company Participating Group will be deposited into the Bonus Bank. An Individual Award based on any other Participating Group will be paid even if no quarterly Profit Sharing Plan payments are paid.

                              ARTICLE VI

                      DESCRIPTION OF BONUS BANK

    6.1 A "Bonus Bank" concept encourages a long-term commitment by Participants to the Company. An "Extraordinary award" shall be credited to an "at risk" deferred account for each Participant. The level of payout is contingent on sustained high performance and continued employment.

    6.2 "Bonus Bank" means, with respect to each Participant, a bookkeeping record of an account to which Extraordinary Awards are credited and negative values are debited.

    6.3 "Extraordinary Award" means that portion of an annual award in excess of $1.50 times the number of Bonus Units held by the participant. This amount is always paid to the Bonus Bank and will be used to reduce negative balances, if any.

    6.4 "Bank Balance" means, with respect to each Participant, a bookkeeping record of the net balance of the amounts credited to and debited against such Participant's Bonus Bank. A Participant's Bank Balance shall initially be equal to zero. The Bonus Bank does not pay interest on positive balances or charge interest on negative balances. Although a Bonus Bank may, as a result of negative EVA, have a deficit, no Plan Participant shall be required, at any time, to reimburse his/her Bonus Bank. Negative Bank Balances will be offset only by positive bank deposits resulting from Extraordinary Awards.

    6.5 "Available Balance" means the Bank Balance at the beginning of the Plan Year.

    6.6  "Payout Percentage" is 33 1/3 percent.

    6.7 "Payout" means amount of the Available Balance that may be paid out in cash to the Participant. The Payout is calculated as follows:

             Available Balance
    Times:   Payout Percentage (33 1/3%)
    Equals:  Payout

The Payout is subtracted from the Bank Balance when it is paid to the Participant in March.

                             ARTICLE VIII

                CHANGE IN STATUS DURING THE PLAN YEAR

    7.1 Transfers. Participants who transfer from one participating Group in the Company to another shall have their award determined by the EVA performance for the specific months the Participant is employed in each participating Group. The Bonus Bank balance will be unaffected as a result of the transfer.

    7.2 Disability. A participant shall be deemed "permanently disabled" if, because of physical or mental condition, the Participant is unable for a period of at least one year to perform the principal duties of his/her occupation as determined by a physician selected by the Committee. A Participant shall receive full payment of his or her Bank Balance and a pro rata bonus based on the number of full months worked for the year in which the disability started. The former payment shall be made one year after the start of the disability and the latter at the regular time for making bonus payments (March).

    7.3 Death. A Participant's beneficiary, as designated for the life insurance program, shall receive full payment of his/her Bank Balance and a pro rata bonus based on the number of full months worked for the Plan year in which they die. The former payment will be made within six weeks of the death and the latter payment shall be made at the regular time for making bonus payments (March).

    7.4 Retirement. A Participant who retires from the Company upon or after reaching age 55 shall receive full payment of his or her Bank Balance and a pro rata bonus for the year in which he/she retires. The former payment will be made within six weeks of retirement and the latter payment shall be made at the regular time for making bonus payments (March).

    7.5 Resignation or Termination for Cause. Separation for these reasons results in the forfeiture of the balance in a Participant's Bonus Bank and any award for the Plan Year in which employment ends.

"Cause" shall mean:

         (i) any act or acts of the Participant constituting a felony under the laws of the United States, any state thereof or any foreign jurisdiction;

         (ii) any material breach by the Participant of any employment agreement with the Company or the policies of the Company or the willful and persistent (after written notice to the Participant) failure or refusal of the participant to comply with any lawful directives of the Board;

         (iii) a course of conduct amounting to gross neglect, willful misconduct or dishonesty; or

         (iv) any misappropriation of material property of the Company by the Participant or any misappropriation of a corporate or business opportunity of the Company by the Participant.

    7.6 Termination without Cause. A Participant who is terminated for reasons other than those described above will have any positive Bank Balance in his/her Bonus Bank paid in full at the time of separation. A pro rata portion of that year's award shall also be paid in full at the regular time for making bonus payments.

    7.7 Breach of Agreement. Notwithstanding any other provision of the Plan or any other agreement, in the event that a Participant shall breach any non-competition agreement with the Company the balance in such Participant's Bonus Bank shall be forfeited.

    7.8 No Guarantee. Participation in the Plan provides no guarantee that a bonus under the Plan will be paid. Similarly, the payment of an Award under the plan in one Plan Year or selection as a Participant is no guarantee that a bonus under the plan will be paid in the subsequent Plan Year. The success of the Company as measured by the achievement of EVA, shall determine the extent to which Participants shall be entitled to receive bonuses hereunder.

                             ARTICLE VIII

                          GENERAL PROVISIONS

    8.1 Withholding of Taxes. The Company shall have the right to withhold the amount of taxes, which in the determination of the Company, are required to be withheld under law with respect to any amount due or paid under the Plan.

    8.2 Expenses. All expenses and costs in connection with the adoption and administration of the Plan shall be borne by the Company.

    8.3 No prior Right or Offer. Except and until expressly granted pursuant to the Plan, nothing in the Plan shall be deemed to give any employee any contractual or other right to participate in the benefits of the Plan.

    8.4 Disputed Claims for Benefits. In the event a Participant (a "claimant") has a dispute with respect to any of the benefits provided hereunder, the claimant shall submit evidence satisfactory to the Committee of facts establishing his entitlement to a payment under the Plan. Any claim with respect to any of the benefits provided under the Plan shall be made in writing within ninety (90) days of the event which the claimant asserts entitles him or her to benefits. Failure by the claimant to submit his or her claim within such ninety (90) day period shall bar the claimant from any claim for benefits under the Plan. In reaching its decision, the Committee shall have complete discretionary authority to determine all questions arising in the interpretation and administration of the Plan, to construe the terms of the Plan, including any doubtful or disputed terms and the eligibility of a Participant for benefits.

    8.5 Action Taken in Good Faith; Indemnification. The Committee may employ attorneys, consultants, accountants or other persons and the Company's directors and officers shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all employees who have received awards, the Company and all other interested parties. No member of the Committee, nor any officer, director, employee or representative of the Company, or any of its affiliates acting on behalf of or in conjunction with the Committee, shall be personally liable for any action, determination, or interpretation, whether of commission or omission, taken or made with respect to the Plan, except in circumstances involving actual bad faith or willful misconduct. In addition to such other rights of indemnification as they may have as members of the Board, as members of the Committee or as officers or employees of the Company, all members of the Committee and each any officer, employee or representative of the Company or any of its subsidiaries acting on their behalf shall be fully indemnified and protected by the Company with respect to any such action, determination or interpretation against the reasonable expenses, including attorneys' fees actually and necessarily incurred, in connection with the defense of any civil or criminal action, suit or proceeding or in connection with any appeal therein, to which they or any of them any be a party by reason of any action taken or failure to act under or in connection with the Plan or an award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by Company) paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person claiming indemnification shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.
Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by any person claiming indemnification to repay such amount unless it shall ultimately be determined that such member is entitled to be indemnified as provided in this Section.

    8.6 Rights Personal to Employee. Any rights provided to an employee under the Plan shall be personal to such employee, shall not be transferable (except by will or pursuant to the laws of descent or distribution), and shall be exercisable, during his or her lifetime, only by such employee.

    8.7 Plan Termination or Suspension. Upon termination of the Plan or suspension for a period of more than 90 days, the Bank Balance of each Participant shall be distributed as soon as practicable but in no event later than 90 days from such event. The Committee, in its sole discretion, may accelerate distribution of the Bank Balance, in whole or in part, at any time without penalty.

    8.8 Confidentiality. Specific details of the Plan must remain confidential and because of the individuality of the Awards, Participants should not share information with each other.

                              ARTICLE IX

                             LIMITATIONS

    9.1 No Continued Employment. Neither the establishment of the plan or the grant of an award hereunder shall be deemed to constitute an express or implied contract of employment for any period of time or in any way abridge the rights of the Company to determine the terms and conditions of employment or to terminate the employment of any employee with or without cause at any time.

    9.2 No Vested Rights. Except as otherwise provided herein, no employee or other person shall have any claim of right (legal, equitable, or otherwise) to any award, allocation, or distribution or any right, title, or vested interest in any amounts in his/her Bonus Bank and no officer or employee of the Company or any Participating Group or any other person shall have any authority to make representations or agreements to the contrary. No interest conferred herein to a Participant shall be assignable or subject to claim by a Participant's creditors.

    9.3 Not Part of Other Benefits. The benefits provided in this plan shall not be deemed a part of any other benefit provided by the Company to its employees. The Company assumes no obligation to Plan Participants except as specified herein. This is a complete statement, along with the Schedules and Appendices attached hereto, of the terms and conditions of the Plan.

    9.4 Other Plans. Nothing contained herein shall limit the Company or the Committee's power to grant bonuses to employees of the Company, whether or not Participants in this Plan.

                                              Exhibit 10(j)(7)

                      RESTRICTED STOCK AGREEMENT


    THIS AGREEMENT is entered into as of the 21st day of September, 1993, by and between WELLMAN, INC., a Delaware corporation (the
"Corporation"), and James E. Rogers, resident of Virginia (the
"Director").

    WHEREAS, the Director currently serves as a member of the Board of Directors of the Corporation (the "Board"); and

    WHEREAS, the Corporation wishes to provide long-term incentives to the Director to remain as a director of the Corporation and to devote his best efforts to the interests of the Corporation's stockholders; and

    WHEREAS, in order to provide such incentive, the Corporation wishes to grant to the Director shares of the Corporation's common stock, $.01 par value (the "Stock"), on the terms and conditions herein, the parties hereto agree as follows:

    1.  Definitions.

         a. "Non-Vested Shares" shall mean all the shares of Stock that have not become Vested Shares pursuant to the provisions of
Section 2 hereof.

         b. "Vested Shares" shall mean those shares of Stock that shall vest according to the schedule set forth in Section 2(a) hereof.

         c. "Vesting Date" shall mean the date on which Non-Vested Shares become Vested Shares as provided in the vesting schedule set forth in Section 2(a) hereof.

    2.  Incentive.

         a. The Corporation shall issue to the Director 2,000 shares of Stock (the "Incentive Stock") which shall vest in accordance with the following schedule:

         Number of Shares
    of Stock becoming Vested      Vesting Date

            667                   September 21, 1994
            667                   September 21, 1995
            666                   September 21, 1996

         b. Notwithstanding anything else contained in this Agreement, the Director shall not vest as to that portion of the Incentive Stock that is scheduled to vest on a Vesting Date specified in Section 2(a) hereof, unless the Director has served as a director of the Corporation for the twelve month period prior to such Vesting Date.

         c. In the event of any change in the Stock by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares or of any similar change affecting the Stock, then in any such event the number and kind of shares subject to this Agreement shall be appropriately adjusted consistent with such change in such manner as the Corporation may deem equitable to prevent substantial dilution or enlargement of the rights granted to the Director hereunder.

    3. Issuance of Stock. The Corporation shall issue a certificate or certificates representing the Incentive Stock to the Director, with the legend required by Section 4 thereon, as soon as practicable after the execution of this Agreement by the Director.

    4.  Securities Restrictions.

         a. The Corporation shall place the following legend upon the certificates representing the Incentive Stock:

         "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). The stock may not be sold, transferred, pledged, or hypothecated unless the stock proposed to be transferred has been effectively registered under the Act, or the corporation shall have received an opinion of counsel satisfactory to it to the effect that registration thereof for purposes of transfer is not required under the Act."

         b. The Director acknowledges that the Incentive Stock has not been registered under the Securities Act of 1933 or any state securities statute (collectively, the "Securities Acts"), and therefore may not be resold unless they are registered under such Securities Acts or unless an exemption from such registration is available. Prior to any transfer of any shares of Incentive Stock which are not registered under an effective registration statement under any such Securities Act (other than a transfer pursuant to Rule 144 or any comparable rule under such Securities Acts), the holder thereof will give written notice to the Corporation of such holder's intention to effect such transfer and shall describe the manner and circumstances of the proposed transfer in sufficient detail to enable counsel to render the opinion referred to in the legend placed on the back of the certificate.

         c. The Corporation will pay the reasonable fees and disbursements of counsel in connection with all opinions rendered pursuant to this Section 4.

         d. The restrictions imposed by this Section 4 upon the transferability of the shares of Incentive Stock shall cease and terminate as to any particular security (i) when such securities shall have been effectively registered under the Act and disposed of in accordance with the registration statement covering such securities, or (ii) when, in the opinion of independent counsel for the holder thereof experienced in Securities Acts' matters, such restrictions are no longer required in order to assure compliance with the Securities Acts. Whenever such restrictions shall terminate as to any securities, the holder thereof shall be entitled to receive from the Corporation, without expense (other than transfer taxes, if any), new securities of like tenor not bearing the legend set forth in Section 4(a) hereof.

    5.  Miscellaneous.

         a. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective administrators, executors, legal representatives, successors, and assigns (including remote, as well as immediate, successors to and assignees of said parties).

         b. Any and all notices, designations, consents, offers, acceptances, or any other communication provided for herein shall be given in writing by registered, certified or regular delivery mail, Federal Express or comparable overnight delivery service, telecopy, telex or by personal delivery, which shall be addressed to the Corporation and the Director, at their addresses appearing on the signature page hereto or to such other address as may be designated by him or it.

         c. The invalidity or unenforceability of any particular provision of this Agreement shall not effect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

         d. This Agreement shall not be interpreted as an Agreement that the Director shall be nominated to the Board or elected as a Director, except as the stockholders of the Corporation shall vote at any meeting designated for such election, and the Director shall not have any right to be retained on the Board of the Corporation by virtue of this Agreement.

         e. Upon the (a) resignation or termination of the Director from the Board for any reason or (b) failure of the Director to be reelected to the Board or (c) the vesting of all of the Stock issued hereunder, all of the Director's rights hereunder shall cease and terminate other than rights of the Director of the Vested Shares. Upon the occurrence of the events set forth in (a) and (b) above prior to the vesting of all of the Incentive Stock, the Director shall surrender his stock certificate or certificates issued hereunder representing or including any Non-Vested Shares to the Company and the Company shall cancel such certificate or certificates relating to any Non-Vested Shares and shall cause the transfer agent to issue a new stock certificate or certificates to the Director for any Vested Shares included in such surrendered certificate or certificates.

         f. This Agreement may be altered, amended or terminated only by written instrument signed by both parties hereto.

         g. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         h. This Agreement may be executed by the parties hereto in several counterparts, and each counterpart, when so executed, shall constitute one and the same agreement.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year set forth above.

                                  WELLMAN, INC.


                                  By /s/ Clifford J. Christensen
                                    Clifford J. Christenson
                                    Vice President & Treasurer




                                    /s/ James E. Rogers
                                    James E. Rogers